UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   May 26, 2004

Kolorfusion International, Inc.
(Exact name of registrant as specified in its Charter)

Colorado	0-28351	84-1327836
(State of Incorporation)	(Commission file number)	(IRS Employer Identification Number)

7347 Revere Parkway, Centennial, Colorado 80112
(Address of principal executive office) (Zip Code)

Registrant’s telephone number (303) 690-2910

Item 4:   Change in Registrant’s Certifying Accountant

(a)    Previous independent accountants

(i)    On November 15, 1999, House, Nezerka & Froelich, P.A. merged into Virchow, Krause & Company, LLP. Therefore, there was a change in the Registrant’s accountants.

(ii)    The reports of House, Nezerka & Froelich, P.A. on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that the report of House, Nezerka & Froelich, P.A. on the Registrant’s June 30, 1999 financial statements expressed substantial doubt about the Registrant’s ability to continue as a going concern.

(iii)    In connection with its audits for the two most recent fiscal years and through November 15, 1999, there have been no disagreements with House, Nezerka & Froelich, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of House, Nezerka & Froelich, P.A. would have caused them to make reference thereto in their report on the financial statements for such years.

(iv)    During the two most recent fiscal years and through November 15, 1999, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

(v)    The Registrant has requested that House, Nezerka & Froelich, P.A. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. Since House, Nezerka & Froelich, P.A. no longer exists since it was merged into Virchow, Krause & Company, LLP as of the date of filing this Form 8-K, a letter cannot be provided.

(b)    New independent accountants

(i)    As noted above Virchow, Krause & Company, LLP was the surviving entity of the merger of House, Nezerka & Froelich, P.A. into Virchow, Krause & Company, LLP. During the two most recent fiscal years and through November 15, 1999, the Company has not consulted with Virchow, Krause & Company, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided by Virchow, Krause & Company, LLP that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Exhibit 16.1      Registrant is unable to provide as noted above.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed by the Chief Executive Officer.

Kolorfusion International, Inc.
By:	/s/ Steve Nagel

Steve Nagel, Chief Executive Officer